Exhibit 99.1

Cars.com, Inc.

Quarterly Financial Information and Key Operating Metrics

(in thousands, except key operating metrics)

	Three months ended (unaudited)				Year ended (audited)	Three months ended (unaudited)				Year ended (audited)
	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016

Revenues:
Retail	$100,276	$105,408	$107,525	$111,423	$424,632	$109,605	$113,580	$119,828	$119,763	$462,776
Wholesale	43,715	42,798	42,548	42,817	171,878	42,884	43,070	42,467	41,909	170,330

Total	143,991	148,206	150,073	154,240	596,510	152,489	156,650	162,295	161,672	633,106

Operating expenses:
Product support, technology and operations	28,215	28,732	28,842	30,901	116,690	32,709	33,203	32,469	31,483	129,864
Marketing and sales	54,277	51,167	51,017	55,318	211,779	58,342	53,263	48,670	50,757	211,032
General and administrative	7,550	7,682	7,467	8,225	30,924	7,502	8,037	7,738	8,925	32,202
Affiliate revenue share	1,519	1,598	1,711	1,898	6,726	1,994	2,108	2,162	2,265	8,529
Amortization of intangible assets	18,164	18,164	18,164	18,166	72,658	18,164	18,164	19,088	19,413	74,829

Total	109,725	107,343	107,201	114,508	438,777	118,711	114,775	110,127	112,843	456,456

Operating income	34,266	40,863	42,872	39,732	157,733	33,778	41,875	52,168	48,829	176,650

Other income (loss), net	186	(8)	(123)	50	105	(79)	145	129	113	308

Income before taxes	34,452	40,855	42,749	39,782	157,838	33,699	42,020	52,297	48,942	176,958

Provision for income taxes	—	—	—	—	—	—	—	452	136	588

Net Income	$34,452	$40,855	$42,749	$39,782	$157,838	$33,699	$42,020	$51,845	$48,806	$176,370

Non-GAAP reconciliation to adjusted EBITDA
Provision for income taxes	—	—	—	—	—	—	—	452	136	588
Depreciation	2,041	2,079	1,875	2,165	8,160	2,081	2,050	2,002	2,144	8,277
Amortization of intangible assets	18,164	18,164	18,164	18,166	72,658	18,164	18,164	19,088	19,413	74,829
Other non-operating items	(186)	8	123	(50)	(105)	79	(145)	(129)	(113)	(308)

Adjusted EBITDA	$54,471	$61,106	$62,911	$60,063	$238,551	$54,023	$62,089	$73,258	$70,386	$259,756

Key Operating Metrics

Traffic (Visits)	115,270,000	108,311,000	106,634,000	98,917,000	429,132,000	113,479,000	105,375,000	102,723,000	90,756,000	412,333,000
Dealer customers	20,348	20,385	20,545	20,918	20,918	20,833	20,450	21,743	21,572	21,572
Average vehicle listings	4,407,000	4,444,000	4,371,000	4,631,000	4,463,000	4,713,000	4,768,000	4,614,000	4,880,000	4,744,000

Cars.com, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA Definition

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measure to supplement the financial information presented on a GAAP basis. This non-GAAP financial measure should not be considered in isolation from or as a substitute for the related GAAP measure, nor should it be considered superior to the related GAAP measure, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measure may not be comparable to similarly titled measures of other companies. We define Adjusted EBITDA as net income before (1) interest expense, (2) income taxes, (3) non-operating items (which are primarily comprised of gains on marketable securities held in trust and interest income), (4) depreciation and (5) amortization. When Adjusted EBITDA is discussed in reference to performance, the most directly comparable GAAP financial measure is net income. We use Adjusted EBITDA, a non-GAAP financial performance measure, for purposes of evaluating our performance. Therefore, we believe that this measure provides useful information to investors by allowing them to view our businesses through the eyes of our management and board of directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of our businesses. Investors should consider the limitations of using Adjusted EBITDA, including the fact that such measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as Adjusted EBITDA does not consider certain cash requirements, such as working capital needs, capital expenditures, and contractual commitments.

Metric Definitions

Traffic (Visits)

Traffic is an internal metric representing the number of visits to Cars.com desktop and mobile properties (web browser and apps). Visits refer to the number of times visitors accessed Cars.com properties during the period, no matter how many visitors make up those visits. Traffic (Visits) numbers provide an indication of our consumer reach. Although our consumer reach does not directly result in revenue, we believe our ability to reach diverse demographic audiences is attractive to our dealers and national advertisers.

Dealer customers

Dealer customers represents the car dealerships using our products as of the end of each reporting period. Each dealership location is counted separately, whether it is a single-location proprietorship or part of a large consolidated dealer group. Multi-franchise dealerships at a single location are counted as one dealer.

Average vehicle listings

Average vehicle listings represents the daily average of vehicles listed for sale on Cars.com properties. The daily average is calculated on a monthly basis and averaged for the reporting period.